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                                                                  EXHIBIT 3.1.64

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                             SCI U.K. HOLDING, INC.

         SCI U.K. HOLDING, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         The amendment to the Corporation's Certificate of Incorporation set forth in the following joint resolution approved by the Board of Directors and the Shareholder of the Corporation was duly adopted as of December 31, 1992, in accordance with the provisions of Sections 141(f) and 228 of the General Corporation Law of the State of Delaware, respectively:

                           WHEREAS, the Board of Directors of the Corporation
                  has determined it to be in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation to change the name of the Corporation from "SCI U.K. HOLDING, INC." to "SCI HOLDINGS, INC." and the Shareholder has agreed thereto;

                           NOW, THEREFORE, BE IT RESOLVED that the Board of
                  Directors and the Shareholder of the Corporation do hereby unanimously approve the name change of the Corporation to "SCI HOLDINGS, INC."; that the first paragraph of the Certificate of Incorporation be deleted in its entirety and the following substituted in lieu thereof: "First, the name of this Corporation is SCI HOLDINGS, INC."; that the officers of the Corporation be and they are hereby authorized to do acts and to execute and deliver all documents deemed necessary or desirable to effect the foregoing; and that the signature of such officer to a document shall be conclusive evidence of his authority to execute and deliver such document.

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         IN WITNESS WHEREOF, SCI U.K. HOLDING, INC. has caused this Certificate to be signed and attested by its duly authorized officers as of the 7th day of January, 1993.

                                       SCI U.K. HOLDING, INC.

                                       By:  /s/ A. Eugene Sapp, Jr.
                                            ------------------------------------
                                            A. Eugene Sapp, Jr.
                                            President

ATTEST:

By: /s/ Michael M. Sullivan
    -------------------------
    Michael M. Sullivan
    Secretary

         [CORPORATE SEAL]

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